Exhibit 1.6

CITY OFFICE REIT, INC.

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

November 1, 2018

BMO Capital Markets Corp.

3 Times Square

New York, NY 10036

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement, dated June 16, 2017 (the “Equity Distribution Agreement”), between City Office REIT, Inc., a Maryland corporation (the “Company”) and the sole general partner of City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”) and BMO Capital Markets Corp. (the “Manager”), as sales agent and/or principal, pursuant to which the Company proposed to sell from time to time through the Manager and the Alternative Managers shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and shares of the Company’s 6.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), having an aggregate offering size not to exceed 6,000,000 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock (the “Maximum Number”) on the terms set forth in the Equity Distribution Agreement. All capitalized terms used in this Amendment No. 1 to the Equity Distribution Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Equity Distribution Agreement. In consideration of the mutual agreement to enter into this Amendment, the parties hereto, intending legally to be bound, hereby amend and modify the Equity Distribution Agreement as of the date hereof, with effect from the date hereof and not retroactively, as follows:

1.	Amendment.

a.	The Maximum Number of shares of Common Stock is hereby changed from 6,000,000 shares to 8,000,000 shares, and this change shall be made throughout the entire Equity Distribution Agreement as follows:

(1) The heading of the Equity Distribution Agreement on the first page is hereby deleted and replaced in its entirety with the following:

“Up to 8,000,000 Shares of Common Stock

(par value $0.01 per share)

Up to 1,000,000 Shares of 6.625% Series A Cumulative Redeemable Preferred Stock

(par value $0.01 per share)”

(2) The first paragraph of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced in its entirety with the following:

“SECTION 1. Description of Shares. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, up to 8,000,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and up to 1,000,000 shares (the “Series A Preferred Shares” and, together with the Common Shares, the “Shares”) of 6.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth herein. The Company and the Operating Partnership each agree that, whenever the Company determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company, the Operating Partnership and the Manager, relating to such sale in accordance with Section 3 hereof. The Company and the Operating Partnership have also entered into equity distribution agreements, each dated the date hereof, as amended by an Amendment No. 1 to each of the separate equity distribution agreements, each dated as of November 1, 2018, pursuant to which the Company may, from time to time during the term of such Alternative Distribution Agreement, issue and sell through or to KeyBanc Capital Markets Inc. and Raymond James & Associates, Inc. (each, an “Alternative Manager” and, together with any other manager with which the Company and Operating Partnership may enter into an equity distribution agreement with respect to the Shares, the “Alternative Managers” and such agreements, collectively, together with any other equity distribution agreement with respect to the Shares into which the Company and the Partnership may enter into with Alternative Managers, each, an “Alternative Distribution Agreement,” and collectively, the “Alternative Distribution Agreements”), each as sales agent and/or principal, not to exceed 8,000,000 Common Shares and 1,000,000 Series A Preferred Shares for each such Alternative Manager, for an aggregate offering size not to exceed 8,000,000 shares of Common Stock and 1,000,000 Series A Preferred Shares (the “Maximum Number”). The aggregate number of Shares that may be sold pursuant to this Agreement and pursuant to the Alternative Distribution Agreements shall not exceed the Maximum Number.”

(3) In the heading and in the first paragraph of Exhibit A-1 to the Equity Distribution Agreement, references to “6,000,000” are hereby replaced with “8,000,000.”

(4) In the heading and in the first paragraph of Exhibit A-2 to the Equity Distribution Agreement, references to “6,000,000” are hereby replaced with “8,000,000.”

(5) In the first paragraph of Exhibit A-3 to the Equity Distribution Agreement, reference to “6,000,000” is hereby replaced with “8,000,000.”

(6) In the subject description and in the second paragraph of Exhibit B to the Equity Distribution Agreement, references to “6,000,000” are hereby replaced with “8,000,000.”

b.	The first sentence of Section 3(a)(vi) of the Equity Distribution Agreement is hereby deleted and replaced in its entirety with the following:

Settlement for sales of Shares pursuant to this Section 3(a) will occur on the second business day (or such earlier day as is industry practice for regular-way trading and as mutually agreed by the Company and the Manager) that is also a trading day on the NYSE following the date on which such sales are made (each such date, a “Settlement Date”).

c.	All references in the Equity Distribution Agreement to “Hunton & Williams LLP” shall be replaced with “Hunton Andrews Kurth LLP.”

d.

All references in the Equity Distribution Agreement to the “Agreement” shall mean the Equity Distribution Agreement, as amended by this Amendment No. 1 to the Equity Distribution Agreement; provided, however, that all references to “date of this Agreement” and “time of execution of this Agreement” in the Equity Distribution Agreement shall continue to refer to the original date of the Equity Distribution Agreement, prior to the adoption of this Amendment No. 1.

2.	No Other Amendments. Except as specifically set forth herein, all other provisions of the Equity Distribution Agreement shall remain in full force and effect.

3.

Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

4.

Submission to Jurisdiction. Except as set forth below, no claim arising under this Amendment may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company, the Operating Partnership and the Manager consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company, the Operating Partnership and the Manager hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Amendment is brought by any third party against the Manager or any indemnified party. Each of the Manager, the Company and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Amendment. Each of the Company, the Operating Partnership and the Manager agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which it is or may be subject, by suit upon such judgment.

5.	Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

6.	Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Manager, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and the Manager. Alternatively, the execution of this Amendment by the Company and the Operating Partnership and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

CITY OFFICE REIT, INC.

By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	CFO

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P.

By:	CITY OFFICE REIT, INC., its general partner

By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	CFO

[Signature Page to Amendment No. 1 to Equity Distribution Agreement – BMO Capital Markets Corp.]

ACCEPTED as of the date first above written

BMO CAPITAL MARKETS CORP.

By:	/s/ Alexandre Drouin
Name: Alexandre Drouin
Title: Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement – BMO Capital Markets Corp.]